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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2008

Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15175 (Commission File Number)	77-0019522 (I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

On December 3, 2008, Adobe issued a press release related to its fourth fiscal quarter ended November 28, 2008. A copy of this press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this report and the exhibit attached hereto are being furnished and shall not be deemed filed for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

The attached press release includes non-GAAP diluted earnings per share and forecasted non-GAAP operating margin.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

For our internal budgeting and resource allocation process, we use non-GAAP financial measures, net of the related tax impacts, that exclude: (A) stock-based and deferred compensation expenses; (B) restructuring charges; (C) amortization of purchased intangibles, technology license arrangements and incomplete technology; (D) investment gains and losses; and (E) the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes.  We use these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding our operational performance and give us a better understanding of how we should invest in research and development and fund infrastructure and go-to-market strategies.  We use these measures to help us make budgeting decisions, for example, as between product development expenses and research and development, sales and marketing and general and administrative expenses. In addition, these non-GAAP financial measures facilitate our internal comparisons to our historical operating results and comparisons to competitors’ operating results.

As described above, we exclude the following items from one or more of our non-GAAP measures:

A.            Stock-based and deferred compensation expenses and related tax impact.  Stock-based compensation expense consists of charges for employee stock options, restricted stock units and performance shares and employee stock purchases under Statement of Financial Accounting Standards No. 123 – revised 2004 (“SFAS 123R”) including the amortization of stock-based compensation related to unvested options assumed in connection with our acquisition of Macromedia in December 2005. Prior to the adoption of SFAS 123R in fiscal 2006, we did not include stock-based compensation expense directly in our financial statements, but elected, as permitted by SFAS 123, to disclose such expense in the footnotes to our financial statements.  As we apply SFAS 123R, we believe that it is useful to investors to understand the impact of the application of SFAS 123R to our operational performance, liquidity and our ability to invest in research and development and fund acquisitions and capital expenditures.  Although stock-based compensation expense is calculated in accordance with SFAS 123R and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations. Deferred compensation expense consists of charges associated with movements in our liability related to our deferred compensation plan. Although deferred compensation expense constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires current cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations. We further believe these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements.  In addition, excluding these items from various non-GAAP measures facilitate comparisons to our competitors’ operating results.

B.            Restructuring charges and related tax impact.  In November 2008, we incurred restructuring charges associated with realigning our business strategies based on current economic conditions. In connection with these restructuring actions, we recognized costs related to termination benefits for Adobe employees whose positions are being eliminated. We also incurred restructuring charges associated with realigning our business upon the acquisition of Macromedia in December 2005 (the “Macromedia Restructuring”). The actions in the Macromedia Restructuring were taken to eliminate certain duplicative activities, focus our resources on future growth opportunities and reduce our cost structure.  In connection with the Macromedia Restructuring, we recognized costs related to termination benefits for former Adobe employees whose positions were eliminated, the closure of Adobe facilities and the cancellation of certain contracts held by us.  We exclude these charges because these expenses are not reflective of ongoing operating results in the current period.

C.            Amortization of purchased intangibles, technology license arrangements and incomplete technology and related tax impact.  We incur amortization of purchased intangible assets primarily in connection with our acquisition of Macromedia in December 2005. Purchased intangibles include (i) developed technology and (ii) core technology and patents. Developed technology relates primarily to Macromedia products across all of Macromedia product lines that had reached technological feasibility as of December 2005. Core technology and patents represent primarily a combination of Macromedia’s processes, patents and trade secrets developed through years of experience in design and development of its products. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated.  Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance, liquidity and our ability to invest in research and development and fund acquisitions and capital expenditures.  In addition, excluding this item from various non-GAAP measures facilitates our internal comparisons to our historical operating results and comparisons to our competitors’ operating results. We also incurred charges related to amortization of purchased intangible assets and incomplete technology in connection with certain small acquisitions.  We exclude this item because these expenses are not reflective of ongoing operating results in the current period.

D.            Investment gains and losses and related tax impact.  We incur investment gains and losses principally from realized gains or losses from the sale and exchange of marketable equity investments, other-than-temporary declines in the value of marketable and non-marketable equity securities (including those associated with our deferred compensation plan assets) and gains and losses on the sale of equity securities held indirectly through investment partnerships. We do not actively trade publicly-held securities nor do we rely on these securities positions for funding our ongoing operations.  We exclude gains and losses and the related tax impact on these equity securities because these items are unrelated to our ongoing business and operating results.

E.             Income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Excluding the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to our ongoing operations.

We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP and that these measures should only be used to evaluate our financial results in conjunction with the corresponding GAAP measures and that is why we qualify the use of non-GAAP financial information in a statement when non-GAAP information is presented.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 3, 2008, we announced a workforce reduction to allow for continued investment in strategic growth areas (the “Restructuring Plan”). As a result, we expect to eliminate approximately 600 full-time positions worldwide. We expect to record in the aggregate approximately $44.0 to $50.0 million in pre-tax restructuring charges associated with this Restructuring Plan. Included in these charges are (i) approximately $10.0 to $13.0 million primarily related to the consolidation of leased facilities and (ii) approximately $34.0 to $37.0 million related to employee severance arrangements. We expect to record approximately $28.0 to $30.0 million of these charges in the fourth fiscal quarter ended November 28, 2008. We expect to complete the majority of the activities related to the Restructuring Plan by the end of fiscal 2009. Substantially all of these charges will result in cash expenditures. A copy of the press release announcing this information and certain other information is attached as Exhibit 99.1 to this filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

99.1	Press release issued on December 3, 2008 entitled “Adobe Provides Preliminary Q4 Fiscal 2008 Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: December 3, 2008	By:	/s/ MARK GARRETT

Mark Garrett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on December 3, 2008 entitled “Adobe Provides Preliminary Q4 Fiscal 2008 Results.”